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                                                                       EXHIBIT 5

INTERNATIONAL [LOGO] PAPER


JAMES W. GUEDRY                                         TWO MANHATTANVILLE ROAD
SECRETARY AND                                            PURCHASE NY 10577-2196
ASSOCIATE GENERAL COUNSEL                                PHONE 914 397 1532
                                                         FAX 914 397 1505


                                      April 1, 1996

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549

               Re: International Paper Company
                   Registration Statement on Form S-3
                   ----------------------------------

Dear Sirs:

This opinion is furnished by me as counsel for International Paper Company, a New York corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 filed this day by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the offering by the Company of a maximum of 2,882,000 shares of Common Stock of the Company ($1.00 par value)(1), together with a like number of Common Share Purchase Rights under the Rights Agreement dated as of December 19, 1985, as amended, between the Company and Chemical Mellon Shareholder Services L.L.C., as successor in interest to Chemical Bank, N.A., which attach to such shares (the "Securities") in connection with the offer and sale of Common Stock by various selling security holders.

I have examined and am familiar with originals or copies of such documents, corporate records and other instruments as I have deemed necessary or appropriate in connection with this opinion, including (a) the Restated Certificate of Incorporation and By-Laws of the Company as in effect on the date hereof; (b) records of the corporate proceedings of the Board of Directors of the Company taken on October 11, 1994 and December 13, 1994; and (c) the Registration Statement on Form S-3 of the Company relating to the Securities filed herewith under the Securities Act of 1933, as amended.

Based on the foregoing I am of the opinion that:

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of New York; and

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(1) As adjusted for a two-for-one stock dividend on September 15, 1995.


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                                    -2-

2. The Securities have been duly authorized by the Company and when duly issues by the Company upon the terms and conditions set forth in the Registration Statement, including the prospectus forming a part thereof (the "Prospectus") and any amended Prospectus relating to the Securities, the Securities will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5 to the above-mentioned Registration Statement and to the reference to me under the caption "Legal Opinion" in the Prospectus.

                                    Yours very truly,

                                    /s/ James W. Guedry




JWC/mc

cc: Charles C. Leber
    Branch Chief
    Division of Corporate Finance